Exhibit 99.2

Quarterly Investor Supplement

June 30, 2021

This report should be read in conjunction with Voya Financial, Inc.'s Quarterly Report on Form 10-Q for the Three Months Ended June 30, 2021. Voya Financial's Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q, can be accessed upon filing at the Securities and Exchange Commission’s website at www.sec.gov, and at our website at investors.voya.com. All information is unaudited.

Corporate Offices:	Media Contact:	Investor Contact:

Voya Financial	Christopher Breslin	Michael Katz
230 Park Avenue	212-309-8941	212-309-8999
New York, New York 10169	Christopher.Breslin@voya.com	IR@voya.com

NYSE Ticker:		Web Site:
VOYA		investors.voya.com

Table of Contents

	Page		Page
Consolidated		Administrative Expenses
Explanatory Note on Non-GAAP Financial Information	3 - 5	Administrative Expenses	32
Key Metrics	6	Investment Information
Normalized Adjusted Operating Earnings by Segment	7	Portfolio Results GAAP Book Value, Gross Investment Income, and
Normalized Effective Tax Rate	8	Earned Rate by Asset Class	34
Consolidated Statements of Operations	9	Portfolio Results Statutory Carrying Values by Asset Class and NAIC
Consolidated Adjusted Operating Earnings Before Income Taxes	10	Ratings	35
Adjusted Operating Earnings by Segment (QTD)	11	Alternative Investment Income	36
Adjusted Operating Earnings by Segment (YTD)	12	Reconciliations
Consolidated Balance Sheets	13	Reconciliation of Consolidated Statements of Operations	38
DAC/VOBA Segment Trends	14	Reconciliation of Adjusted Operating Revenues	39
Consolidated Capital Structure	15	Reconciliation of Adjusted Operating Earnings - excluding Unlocking;
Consolidated Assets Under Management, Assets Under Administration		Adjusted Return on Capital	40 - 41
and Advisement	16	Wealth Solutions Source of Operating Earnings Reconciliation	42
Wealth Solutions		Investment Management and Health Solutions Source of Operating
Sources of Normalized Adjusted Operating Earnings and Key Metrics	18	Earnings Reconciliations	43
Client Assets Rollforward by Product Group	19 - 20	Prepayments and Alternative Income Above (Below) Long-Term
Investment Management		Expectations	44
Sources of Normalized Adjusted Operating Earnings	22	Reconciliation of Normalized Adjusted Operating Earnings and Earnings
Analysis of AUM and AUA	23	Per Common Share (Diluted) (QTD)	45
Account Value Rollforward by Source	24	Reconciliation of Normalized Adjusted Operating Earnings and Earnings
Account Value by Asset Type	25	Per Common Share (Diluted) (YTD)	46
Health Solutions		Reconciliation of Book Value Per Common Share, Excluding AOCI	47
Sources of Normalized Adjusted Operating Earnings	27	Reconciliation of Investment Management Normalized Adjusted
Key Metrics	28	Operating Margin, Excluding Investment Capital	48
Corporate		Appendix
Adjusted Operating Earnings	30	Notable Items	50

Voya Financial	Page 3 of 50

Explanatory Note on Non-GAAP Financial Information

On January 4, 2021, we completed the sale of our Individual Life and other closed block non-Wealth Solutions annuities businesses (the "Individual Life Transaction"). Income (loss) from discontinued operations, net of tax, for the six months ended June 30, 2021 includes an estimated reduction of the loss on sale of $8 million, net of tax. As of June 30, 2021, the cumulative estimated loss on sale, net of tax was $1.5 billion, which represents the excess of the estimated carrying value of the businesses held for sale over the estimated purchase price less cost to sell. The estimated loss on sale is subject to a true-up mechanism that is expected to be completed in the second half of 2021 which may result in changes to the purchase price and may impact the final loss on sale. As a result of the Individual Life Transaction, the net aggregate reduction in Total shareholders’ equity, excluding Accumulated other comprehensive income (“AOCI”), was $0.6 billion, which included the estimated loss on sale and the net investment gain related to the transfer of assets to a comfort trust. The net aggregate reduction in Total shareholders’ equity, including AOCI, was $2.3 billion, which included release of the AOCI related to the sold entities. Revenues and net results of the businesses that are divested via reinsurance at closing of the Individual Life Transaction, including an insignificant number of Individual Life and non-Wealth Solutions annuities that were not part of the Individual Life Transaction (collectively referred as "divested businesses"), are reported in businesses exited or to be exited through reinsurance or divestment and are excluded from adjusted operating earnings. Refer to Business Held for Sale and Discontinued Operations in Part II, Item 8. of our Quarterly Report on Form 10-Q for further detail on discontinued operations.

On March 15, 2021, we announced several updates to our operating model and leadership team. In conjunction with those updates, the Retirement and Employee Benefits segments were renamed to Wealth Solutions and Health Solutions, respectively. We will continue to provide our principal products and services through three segments: Wealth Solutions, Investment Management, and Health Solutions.

On June 9, 2021, we completed the sale of the independent financial planning channel of Voya Financial Advisors ("VFA") to Cetera Financial Group, Inc. (“Cetera”). The sale resulted in an estimated gain, net of transaction cost, of $279 million, before income taxes, which was recorded in Other revenue in our Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2021.

Adjusted Operating Earnings Before Income Taxes
We believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performance and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions or other factors. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure, which is Income (loss) from continuing operations before income taxes.
Adjusted operating earnings before income taxes does not replace Income (loss) from continuing operations before income taxes as a measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both Income (loss) from continuing operations before income taxes and Adjusted operating earnings before income taxes when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) from continuing operations before income taxes for the following items:
▪Net investment gains (losses), net of related amortization of DAC, VOBA, sales inducements and unearned revenue, which are significantly influenced by economic and market conditions, including interest rates and credit spreads, and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest;
•Net guaranteed benefit hedging gains (losses), which are significantly influenced by economic and market conditions and are not indicative of normal operations, include changes in the fair value of derivatives related to guaranteed benefits, net of related reserve increases (decreases) and net of related amortization of DAC, VOBA and sales inducements, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating results, including the impacts related to changes in nonperformance spread;
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment, which includes gains and (losses) associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold and expenses directly related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses). Excluding this activity, which also includes amortization of intangible assets related to businesses exited or to be exited, better reveals trends in our core business and more closely aligns Adjusted operating earnings before income taxes with how we manage our segments;
•Income (loss) attributable to noncontrolling interest, which represents the interest of shareholders, other than those of Voya Financial, Inc., in the gains and (losses) of consolidated entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings that is available to common shareholders;

Voya Financial	Page 4 of 50

Explanatory Note on Non-GAAP Financial Information
•Income (loss) related to early extinguishment of debt, which includes losses incurred as a result of transactions where we repurchase outstanding principal amounts of debt; these losses are excluded from Adjusted operating earnings before income taxes since the outcome of decisions to restructure debt are not indicative of normal operations;
•Impairment of goodwill, value of management contract rights and value of customer relationships acquired, which includes losses as a result of impairment analysis; these represent losses related to infrequent events and do not reflect normal, cash-settled expenses;
•Immediate recognition of net actuarial gains (losses) related to our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period. We immediately recognize actuarial gains and (losses) related to pension and other postretirement benefit obligations and gains and losses from plan adjustments and curtailments. These amounts do not reflect normal, cash-settled expenses and are not indicative of current Operating expense fundamentals; and
•Other adjustments not indicative of normal operations or performance of our segments or may be related to events such as capital or organizational restructurings undertaken to achieve long-term economic benefits, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities. These items vary widely in timing, scope and frequency between periods as well as between companies to which we are compared. Accordingly, we adjust for these items as we believe that these items distort the ability to make a meaningful evaluation of the current and future performance of our segments.
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (including net investment gains (losses) on securities sold and expenses directly related to these transactions, and insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses) are excluded from Adjusted operating earnings before income taxes. When we present the adjustments to Income (loss) from continuing operations before income taxes on a consolidated basis, each adjustment excludes the relative portions attributable to businesses exited or to be exited through reinsurance or divestment.
The most directly comparable U.S. GAAP measure to Adjusted operating earnings before income taxes is Income (loss) from continuing operations before income taxes. For a reconciliation of Adjusted operating earnings before income taxes to Income (loss) from continuing operations before income taxes, refer to the "Reconciliations" section in this document.
Stranded Costs
As a result of the Individual Life Transaction, the historical revenues and certain expenses of the divested businesses have been classified as discontinued operations. Historical revenues and certain expenses of the businesses that have been divested via reinsurance at closing of the Individual Life Transaction (including an insignificant amount of Individual Life and non-Wealth Solutions annuities that are not part of the transaction) are reported within continuing operations, but are excluded from adjusted operating earnings as businesses exited or to be exited through reinsurance or divestment. Expenses classified within discontinued operations and businesses exited or to be exited through reinsurance include only direct operating expenses incurred by these businesses and then only to the extent that the nature of such expenses was such that we would cease to incur such expenses upon the close of the Individual Life Transaction. Certain other direct costs of these businesses, including those which relate to activities for which we have or will provide transitional services and for which we have or will be reimbursed under transition services agreements (“TSAs”) are reported within continuing operations along with the associated revenues from the TSAs. Additionally, indirect costs, such as those related to corporate and shared service functions that were previously allocated to the businesses sold or divested via reinsurance, are reported within continuing operations. These costs ("Stranded Costs") and the associated revenues from the TSAs are reported within continuing operations in Corporate, since we do not believe they are representative of the future run-rate of revenues and expenses of our continuing operations. We plan to address the Stranded Costs related to the Individual Life Transaction through a cost reduction strategy.
Normalized Adjusted Operating Earnings
Normalized adjusted operating earnings excludes from Adjusted operating earnings before income taxes the following items:
•DAC/VOBA and other intangibles unlocking, including amortization of net cost of reinsurance and reserve adjustments;
•The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis; and
•For periods ended on or prior to the closing of the Individual Life Transaction, stranded costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment; for periods after the closing of the Individual Life Transaction any remaining stranded costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.
Because DAC/VOBA and other intangibles unlocking can be volatile, excluding the effect of this item can improve period to period comparability.
Adjusted Operating Earnings per Common Share (Diluted) and Normalized Adjusted Operating Earnings per Common Share (Diluted)
In addition to Net income (loss) per common share, we report Adjusted operating earnings per common share (diluted) and Normalized adjusted operating earnings per common share (diluted) because we believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performances and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions and/or other factors. For a reconciliation of these non-GAAP measures to the most directly comparable U.S. GAAP measures, refer to the "Reconciliation of Normalized Adjusted Operating Earning and Earnings Per Common Share" page of this document.
Shareholders' Equity/Book Value per Common Share, Excluding AOCI
In addition to book value per common share including Accumulated other comprehensive income (AOCI), we also report book value per common share excluding AOCI and shareholders' equity excluding AOCI and preferred stock. Included in AOCI are investment portfolio unrealized gains or losses. In the ordinary course of business we do not plan to sell most investments for the sole purpose of realizing gains or losses, and book value per common share excluding AOCI and common shareholders' equity excluding AOCI provide a measure consistent with that view. For a reconciliation of these non-GAAP measures to the most directly comparable U.S. GAAP measures, refer to the Reconciliation of Book Value Per Common Share, Excluding AOCI" page of this document.

Voya Financial	Page 5 of 50

Explanatory Note on Non-GAAP Financial Information
Adjusted Return on Capital
We report Adjusted return on capital ("ROC") because we believe this measure is a useful indicator of how effectively we use capital resources allocated to our segments apart from Corporate and closed block activities, which include our Wealth Solutions, Investment Management and Health Solutions segments. Capital is allocated to each of our segments in proportion to each segment’s target statutory capital, plus an allocation of the differences between statutory capital and total Voya Financial, Inc. shareholders' equity on a GAAP basis (excluding AOCI), based on each segment’s portion of these differences. Statutory surplus in excess of target statutory capital and certain Corporate assets and liabilities, such as certain deferred tax assets and liabilities for unfunded pension plans, are allocated to Corporate.
Adjusted Operating Effective Tax Rate and Normalized Adjusted Operating Effective Tax Rate
The normalized adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.
Adjusted Operating Revenues
Adjusted operating revenues is a measure of our segment revenues and a non-GAAP financial measure. Each segment's Adjusted operating revenues are calculated by adjusting Total revenues for the following items:
•Net realized investment gains (losses) and related charges and adjustments, which are significantly influenced by economic and market conditions, including interest rates and credit spreads and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest. These are net of related amortization of unearned revenue;
•Gain (loss) on change in fair value of derivatives related to guaranteed benefits, which is significantly influenced by economic and market conditions and not indicative of normal operations, includes changes in the fair value of derivatives related to guaranteed benefits, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating revenues, including the impacts related to changes in nonperformance spread;
•Revenues related to businesses exited or to be exited through reinsurance or divestment, which includes revenues associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses). Excluding this activity better reveals trends in our core business and more closely aligns Adjusted operating revenues with how we manage our segments;
•Revenues attributable to noncontrolling interest, which represents the interests of shareholders, other than those of Voya Financial, Inc., in consolidated entities. Revenues attributable to noncontrolling interest represents such shareholders' interests in the revenues of those entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled; and
•Other adjustments to total revenues primarily reflect fee income earned by our broker-dealers for sales of non-proprietary products, which are reflected net of commission expense in our segments’ operating revenues, other items where the income is passed on to third parties and the elimination of intercompany investment expenses included in Adjusted operating revenues.
The most directly comparable U.S. GAAP measure to Adjusted operating revenues is Total revenues. For a reconciliation of Adjusted operating revenues to Total revenues, refer to the "Reconciliations" section in this document.
Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe this supplemental information is useful in order to gain a better understanding of our Adjusted operating earnings before income taxes for the following reasons: (1) we analyze our business using this information and (2) this presentation can be helpful for investors to understand the main drivers of Adjusted operating earnings (loss) before income taxes. The sources of earnings are defined as such:
•Investment spread and other investment income consists of net investment income and net realized investment gains (losses) associated with swap settlements and accrued interest, less interest credited to policyholder reserves.
•Fee based margin consists primarily of fees earned on assets under management ("AUM"), assets under administration and advisement ("AUA"), and transaction based recordkeeping fees.
•Net underwriting gain (loss) and other revenue contains the following: the difference between fees charged for insurance risks and incurred benefits, including mortality, morbidity, surrender results, and contractual charges.
•Administrative expenses are general expenses, net of amounts capitalized as acquisition expenses and exclude commission expenses.
•Net commissions are commissions paid that are not deferred and thus recorded directly to expense.
•For a detail explanation of DAC/VOBA and other intangibles amortization/unlocking see “Unlocking of DAC/VOBA and other Contract Owner/Policyholder Intangibles” in our SEC filings.
Other Information
Financial information, unless otherwise noted, is rounded to millions, therefore may not sum to its corresponding total.

Voya Financial	Page 6 of 50

Key Metrics

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD, unless otherwise indicated)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Net income (loss) available to Voya Financial, Inc.'s common shareholders	459	1,086	257	(333)	(66)	1,545	(166)
Per common share (basic)	3.81	8.85	2.03	(2.64)	(0.52)	12.71	(1.29)
Per common share (diluted)	3.53	8.29	1.94	(2.64)	(0.51)	11.84	(1.25)
Adjusted operating earnings: (1)
Before income taxes	353	273	304	40	17	626	151
After income taxes	287	223	251	39	20	510	134
Effective tax rate	18.7%	18.3%	17.3%	0.9%	-17.6%	18.5%	10.8%
Per common share (Adjusted diluted)	2.20	1.70	1.90	0.30	0.15	3.90	1.01
Normalized adjusted operating earnings: (1)
Before income taxes	207	161	227	185	169	368	349
After income taxes	171	135	190	154	140	306	291
Effective tax rate	17.1%	16.4%	16.1%	16.7%	17.2%	16.8%	16.6%
Per common share (Adjusted diluted)	1.32	1.03	1.44	1.19	1.09	2.35	2.19
Shareholder's equity:
Total Voya Financial, Inc. Common Shareholders' Equity	7,750	7,319	9,498	8,899	8,870	7,750	8,870
Total Voya Financial, Inc. Common Shareholders' Equity - Excluding AOCI (1)	5,319	5,409	4,600	4,496	4,831	5,319	4,831
Deferred Tax Asset ("DTA") (2)	1,458	1,636	1,623	1,674	1,751	1,458	1,751
Total Voya Financial, Inc. Common Shareholders' Equity - Excluding AOCI & DTA (2)	3,861	3,773	2,977	2,822	3,080	3,861	3,080
Book value per common share (including AOCI)	68.34	60.39	76.47	70.52	70.34	68.34	70.34
Book value per common share (excluding AOCI) (1)	46.90	44.63	37.04	35.63	38.31	46.90	38.31
Debt to Capital:
Debt to Capital	26.2%	27.2%	23.1%	24.2%	24.3%	26.2%	24.3%
Financial Leverage Ratio (1)	30.2%	32.4%	28.2%	29.7%	30.5%	30.2%	30.5%
Shares:
Weighted-average common shares outstanding
Basic	121	123	126	126	126	122	129
Dilutive effect of warrants	7	5	3	1	—	6	2
Other dilutive effects (3)	2	3	3	2	2	3	3
Diluted (4)	130	131	132	126	128	131	133
Adjusted Diluted (1)	130	131	132	129	128	131	133
Ending shares outstanding	113	121	124	126	126	113	126
Returned to Common Shareholders:
Repurchase of common shares, excluding commissions	518	235	120	—	—	753	406
Dividends to common shareholders	20	20	18	19	19	40	39
Total cash returned to common shareholders	538	255	138	19	19	793	445

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 37 of this document.

(2) DTA primarily related to Federal Net Operating Loss Carry Forwards (“Federal NOLs”), net of $180 million tax valuation allowance for the periods beginning with quarter ended December 31, 2020 and $185 million for the periods presented prior to the quarter ended December 31, 2020. Periods beginning with quarter ended March 31, 2020 have been adjusted for the expected utilization of Federal NOLs related to the Individual Life Transaction.

(3) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.
(4) This is a GAAP financial measure. For the three months ended September 30, 2020, weighted average shares used for calculating basic and diluted earnings per share (EPS) were the same, as the inclusion of the warrants, RSU awards, PSU awards, and stock options would be antidilutive to the EPS calculation due to the net loss from continuing operations available to common shareholders.

Voya Financial	Page 7 of 50

Normalized Adjusted Operating Earnings by Segment

	Three Months Ended					Year-to-Date
(in millions USD, unless otherwise indicated)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Normalized adjusted operating earnings
Wealth Solutions	181	171	164	152	120	352	253
Investment Management	45	30	78	36	46	76	88
Health Solutions	52	31	43	51	46	83	106
Corporate	(71)	(71)	(59)	(54)	(43)	(142)	(98)
Before income taxes	207	161	227	185	169	368	349
After income taxes	171	135	190	154	140	306	291
Effective tax rate	17.1%	16.4%	16.1%	16.7%	17.2%	16.8%	16.6%
Per common share (Adjusted diluted)	1.32	1.03	1.44	1.19	1.09	2.35	2.19
Prepayment fees and alternative investment income above (below) long-term expectations (1)
Wealth Solutions	96	81	64	45	(92)	177	(85)
Investment Management	20	22	12	11	(27)	42	(29)
Health Solutions	11	6	7	6	(10)	18	(9)
Before income taxes	127	109	83	61	(129)	237	(122)
After income taxes	101	86	66	48	(102)	187	(97)
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	0.77	0.66	0.49	0.37	(0.79)	1.43	(0.73)
DAC/VOBA and other intangibles unlocking
Wealth Solutions	18	2	30	(172)	9	21	(8)
Before income taxes	18	2	30	(172)	9	21	(8)
After income taxes	15	2	24	(136)	7	16	(6)
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	0.11	0.01	0.18	(1.05)	0.05	0.13	(0.04)
Individual Life transaction stranded costs(2)
Before income taxes	—	—	(35)	(34)	(32)	—	(68)
After income taxes	—	—	(28)	(27)	(25)	—	(54)
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	—	—	(0.21)	(0.21)	(0.20)	—	(0.40)
Adjusted operating earnings
Wealth Solutions	295	255	258	25	37	550	160
Investment Management	66	52	90	47	20	118	59
Health Solutions	63	37	50	56	36	100	98
Corporate	(71)	(71)	(94)	(88)	(75)	(142)	(166)
Before income taxes	353	273	304	40	17	626	151
After income taxes	287	223	251	39	20	510	134
Effective tax rate	18.7%	18.3%	17.3%	0.9%	-17.6%	18.5%	10.8%
Per common share (Adjusted diluted)	2.20	1.70	1.90	0.30	0.15	3.90	1.01

(1) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis. See page 44 for further details.

(2) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment will be excluded from normalized adjusted operating earnings; for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.

Voya Financial	Page 8 of 50

Normalized Effective Tax Rate

	Three Months Ended					Year-to-Date
(in millions USD, unless otherwise indicated)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Normalized adjusted operating earnings
Before income taxes	207	161	227	185	169	368	349
Income taxes
Federal income taxes at 21% corporate rate	43	34	48	39	35	77	72
Tax adjustments (1)	(8)	(7)	(11)	(8)	(6)	(15)	(15)
Total taxes	35	26	36	31	29	62	58
Effective tax rate (2)	17.1%	16.4%	16.1%	16.7%	17.2%	16.8%	16.6%

Prepayment fees and alternative investment income above (below) long-term expectations (3)
Before income taxes	127	109	83	61	(129)	237	(122)
Income taxes
Federal income taxes at 21% corporate rate	27	23	17	13	(27)	50	(26)
Total taxes	27	23	17	13	(27)	50	(26)
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

DAC/VOBA and other intangibles unlocking
Before income taxes	18	2	30	(172)	9	21	(8)
Income taxes
Federal income taxes at 21% corporate rate	4	—	6	(36)	2	4	(2)
Total taxes	4	—	6	(36)	2	4	(2)
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

Individual Life transaction stranded costs (4)
Before income taxes	—	—	(35)	(34)	(32)	—	(68)
Income taxes
Federal income taxes at 21% corporate rate	—	—	(7)	(7)	(7)	—	(14)
Total taxes	—	—	(7)	(7)	(7)	—	(14)
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

Adjusted operating earnings
Before income taxes	353	273	304	40	17	626	151
Income taxes
Federal income taxes at 21% corporate rate	74	57	64	8	4	131	32
Tax adjustments (1)	(8)	(7)	(11)	(8)	(6)	(15)	(15)
Total taxes	66	50	53	—	(3)	116	16
Effective tax rate (2)	18.7%	18.3%	17.3%	0.9%	-17.6%	18.5%	10.8%

(1) Includes tax adjustments for the dividends received deduction (DRD) related to certain qualified dividends that are not subject to federal income taxes and tax credits, less certain expense items that are not deductible for federal income taxes such as preferred stock dividends, certain compensation expenses, etc.

(2) Effective tax rate calculations are based on un-rounded numbers.
(3) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis. See page 44 for further details.

(4) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment will be excluded from normalized adjusted operating earnings; for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.

Voya Financial	Page 9 of 50

Consolidated Statements of Operations

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Revenues (1)
Net investment income	656	714	825	800	586	1,370	1,284
Fee income	436	458	550	507	464	894	969
Premiums	516	(4,987)	597	604	607	(4,471)	1,215
Net realized capital gains (losses)	(37)	1,742	(61)	(70)	(1)	1,705	(234)
Other revenues	374	110	146	90	81	484	173
Income (loss) related to consolidated investment entities	558	6	167	140	(68)	564	(53)
Total revenues	2,503	(1,957)	2,224	2,071	1,669	546	3,354

Benefits and expenses (1)
Interest credited and other benefits to contract owners/policyholders	(686)	4,190	(923)	(1,299)	(997)	3,504	(1,879)
Operating expenses	(706)	(602)	(741)	(630)	(643)	(1,308)	(1,283)
Net amortization of DAC/VOBA	(26)	(539)	(16)	(241)	(19)	(565)	(95)
Interest expense	(39)	(49)	(39)	(40)	(40)	(88)	(80)
Operating expenses related to consolidated investment entities	(18)	(5)	(10)	(6)	(12)	(23)	(15)
Total benefits and expenses	(1,475)	2,995	(1,729)	(2,216)	(1,711)	1,520	(3,352)
Income (loss) from continuing operations before income taxes	1,028	1,038	495	(145)	(42)	2,066	2
Less:
Net investment gains (losses) and related charges and adjustments	29	38	(41)	29	42	67	34
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	(5)	10	58	16	38	5	(51)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (2)	247	725	46	(342)	(55)	971	(46)
Income (loss) attributable to noncontrolling interests	447	—	124	106	(79)	447	(73)
Income (loss) on early extinguishment of debt	—	(10)	—	—	—	(10)	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	—	2	—	—	—	—
Dividend payments made to preferred shareholders	4	14	4	14	4	18	18
Other adjustments	(46)	(11)	(2)	(8)	(9)	(57)	(31)
Adjusted operating earnings before income taxes (3)	353	273	304	40	17	626	151

(1) First quarter 2021 results include impacts related to the Individual Life and the Non-Wealth Solution Annuities businesses that were ceded at the close of the Individual Life Transaction on January 4 ,2021: Premiums and Interest credited and other benefits include the FAS 60 reserves that were ceded at closing; Net realized capital gains (losses), Interest credited and other benefits, and Net amortization of DAC/VOBA include the investment gains and related intangible amortization and charges due to the transfer of assets to a comfort trust at closing; all Revenue and Benefit and expense lines are lower than prior periods due to the revenue and expenses related to the businesses ceded that ceased at closing.

(2) First quarter 2021 results include the investment gains, net of related intangible amortization and charges, due to the transfer of assets to a comfort trust pursuant to reinsurance agreements entered into concurrent with the close of the Individual Life Transaction.

(3) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 37 of this document.

Voya Financial	Page 10 of 50

Consolidated Adjusted Operating Earnings Before Income Taxes

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Consolidated Adjusted Operating Earnings Before Income Taxes
Adjusted operating revenues
Net investment income and net realized gains (losses)	596	574	549	523	336	1,170	815
Fee income	440	426	418	391	361	865	749
Premiums	535	550	492	494	506	1,085	1,008
Other revenue	43	45	80	26	22	89	50
Adjusted operating revenues (1)	1,614	1,595	1,539	1,434	1,225	3,209	2,622

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(627)	(654)	(615)	(623)	(629)	(1,280)	(1,236)
Operating expenses	(570)	(578)	(568)	(519)	(515)	(1,149)	(1,073)
Net amortization of DAC/VOBA	(19)	(35)	(4)	(196)	(16)	(54)	(57)
Interest expense (2)	(46)	(55)	(48)	(57)	(48)	(101)	(105)
Adjusted operating benefits and expenses	(1,261)	(1,322)	(1,234)	(1,395)	(1,208)	(2,583)	(2,471)
Adjusted operating earnings before income taxes (1)	353	273	304	40	17	626	151

Adjusted Operating Revenues and Adjusted Operating Earnings by Segment
Adjusted operating revenues
Wealth Solutions	807	782	763	718	559	1,589	1,236
Investment Management	193	190	235	173	129	382	294
Health Solutions	591	600	540	541	530	1,190	1,074
Corporate	24	24	1	2	7	48	18
Adjusted operating revenues (1)	1,614	1,595	1,539	1,434	1,225	3,209	2,622

Adjusted operating earnings
Wealth Solutions	295	255	258	25	37	550	160
Investment Management	66	52	90	47	20	118	59
Health Solutions	63	37	50	56	36	100	98
Corporate	(71)	(71)	(94)	(88)	(75)	(142)	(166)
Adjusted operating earnings before income taxes (1)	353	273	304	40	17	626	151

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 37 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 11 of 50

Adjusted Operating Earnings by Segment

	Three Months Ended June 30, 2021
(in millions USD)	Wealth Solutions	Investment Management	Health Solutions	Corporate	Consolidated

Adjusted operating revenues
Net investment income and net realized gains (losses)	525	27	42	2	596
Fee income	262	163	15	—	440
Premiums	—	—	535	—	535
Other revenue	20	3	(2)	22	43
Adjusted operating revenues (1)	807	193	591	24	1,614

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(223)	—	(403)	—	(627)
Operating expenses	(277)	(127)	(117)	(49)	(570)
Net amortization of DAC/VOBA	(12)	—	(6)	—	(19)
Interest expense (2)	—	—	—	(45)	(46)
Adjusted operating benefits and expenses	(512)	(127)	(527)	(95)	(1,261)
Adjusted operating earnings before income taxes (1)	295	66	63	(71)	353

	Three Months Ended June 30, 2020
	Wealth Solutions	Investment Management	Health Solutions	Corporate	Consolidated
Adjusted operating revenues
Net investment income and net realized gains (losses)	336	(22)	17	5	336
Fee income	197	148	16	—	361
Premiums	6	—	500	—	506
Other revenue	20	3	(3)	2	22
Adjusted operating revenues (1)	559	129	530	7	1,225

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(241)	—	(383)	(5)	(629)
Operating expenses	(269)	(109)	(107)	(29)	(515)
Net amortization of DAC/VOBA	(12)	—	(4)	—	(16)
Interest expense (2)	—	—	—	(48)	(48)
Adjusted operating benefits and expenses	(522)	(109)	(494)	(82)	(1,208)
Adjusted operating earnings before income taxes (1)	37	20	36	(75)	17

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 37 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 12 of 50

Adjusted Operating Earnings by Segment

	Six Months Ended June 30, 2021
(in millions USD)	Wealth Solutions	Investment Management	Health Solutions	Corporate	Consolidated

Adjusted operating revenues
Net investment income and net realized gains (losses)	1,034	55	77	3	1,170
Fee income	514	321	31	—	865
Premiums	—	—	1,085	—	1,085
Other revenue	41	6	(3)	45	89
Adjusted operating revenues (1)	1,589	382	1,190	48	3,209

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(440)	—	(841)	—	(1,280)
Operating expenses	(560)	(264)	(236)	(89)	(1,149)
Net amortization of DAC/VOBA	(41)	—	(13)	—	(54)
Interest expense (2)	—	—	—	(101)	(101)
Adjusted operating benefits and expenses	(1,040)	(264)	(1,090)	(190)	(2,583)
Adjusted operating earnings before income taxes (1)	550	118	100	(142)	626

	Six Months Ended June 30, 2020
	Wealth Solutions	Investment Management	Health Solutions	Corporate	Consolidated
Adjusted operating revenues
Net investment income and net realized gains (losses)	773	(19)	47	15	815
Fee income	413	305	31	—	749
Premiums	8	—	1,000	—	1,008
Other revenue	42	8	(4)	3	50
Adjusted operating revenues (1)	1,236	294	1,074	18	2,622

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(476)	—	(747)	(13)	(1,236)
Operating expenses	(551)	(235)	(220)	(66)	(1,073)
Net amortization of DAC/VOBA	(48)	—	(9)	—	(57)
Interest expense (2)	—	—	—	(105)	(105)
Adjusted operating benefits and expenses	(1,075)	(235)	(976)	(184)	(2,471)
Adjusted operating earnings before income taxes (1)	160	59	98	(166)	151

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 37 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 13 of 50

Consolidated Balance Sheets

	Balances as of
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Assets (4)
Total investments	45,995	45,494	56,851	56,081	55,536
Cash and cash equivalents	1,765	1,170	1,502	1,052	1,110
Assets held in separate accounts	97,098	92,970	90,552	82,879	78,521
Premium receivable and reinsurance recoverable, net	13,490	13,839	3,557	3,657	3,767
Short term investments under securities loan agreement and accrued investment income	1,481	1,313	906	1,209	2,166
Deferred policy acquisition costs, Value of business acquired	1,446	1,592	1,510	1,568	1,967
Current and deferred income taxes (1)	703	950	1,186	1,325	1,315
Other assets (2)	2,762	2,769	983	793	817
Assets related to consolidated investment entities	3,454	2,764	2,768	2,612	1,782
Assets held for sale	—	—	20,703	20,152	19,895
Total Assets	168,194	162,861	180,518	171,328	166,876
Liabilities (4)
Future policy benefits and contract owner account balances	52,598	52,786	52,625	52,490	51,666
Liabilities related to separate accounts	97,098	92,970	90,552	82,879	78,521
Payables under securities loan agreements, including collateral held	1,004	902	353	575	1,608
Short-term debt	1	1	1	1	1
Long-term debt	2,969	2,969	3,044	3,043	3,043
Other liabilities (3)	3,019	2,786	2,683	2,237	2,906
Liabilities related to consolidated investment entities	1,730	1,448	1,467	1,372	874
Liabilities held for sale	—	—	18,615	18,232	18,034
Total Liabilities	158,419	153,862	169,340	160,829	156,653
Shareholders' Equity (4)
Preferred stock	—	—	—	—	—
Common stock	2	2	2	2	2
Treasury stock	(1,820)	(1,301)	(1,016)	(889)	(887)
Additional paid-in capital	11,143	11,177	11,183	11,213	11,227
Retained earnings (deficit)	(3,394)	(3,857)	(4,957)	(5,218)	(4,899)
Total Voya Financial, Inc. Shareholders' Equity - Excluding AOCI	5,931	6,021	5,212	5,108	5,443
Accumulated other comprehensive income	2,431	1,910	4,898	4,403	4,039
Total Voya Financial, Inc. Shareholders' Equity	8,362	7,931	10,110	9,511	9,482
Noncontrolling interest	1,413	1,068	1,068	988	741
Total Shareholders' Equity	9,775	8,999	11,178	10,499	10,223
Total Liabilities and Shareholders' Equity	168,194	162,861	180,518	171,328	166,876

(1) Current and deferred income taxes:
Deferred Tax Asset primarily related to Federal NOL's	1,638	1,816	1,802	1,859	1,936
Tax valuation allowance related to Federal NOL's	(180)	(180)	(180)	(185)	(185)
Deferred Tax Asset (Liability) related to Unrealized Capital Gains and Losses	(613)	(474)	(1,206)	(1,096)	(978)
Other Net Deferred Tax Asset (Liability) related to DAC, reserves, and other temporary differences	(142)	(212)	770	747	542
Total Current and deferred income taxes	703	950	1,186	1,325	1,315
Gross Unrealized Gains (losses) reflected in AOCI	2,917	2,257	5,745	5,220	4,657
21% Tax Effect	(613)	(474)	(1,206)	(1,096)	(978)
(2) Includes Other assets, Sales inducements to contract holders, Goodwill and other intangible assets.
(3) Includes Other liabilities, Derivatives, Pension and other postretirement provisions, Funds held under reinsurance agreements, and Current income taxes.
(4) First quarter 2021 results include impacts related to the closing of the Individual Life Transaction for both the sold entities and the businesses that were ceded: Total investments, Premium receivable and reinsurance recoverable, and Other assets include the transfer of assets to a comfort trust; Retained earnings includes the investment gains, net of related intangible amortization and charges, due to the transfer of assets to the comfort trust; AOCI includes the reduction in unrealized gains and related intangible amortization and charges related to the transfer of assets to the comfort trust as well as the release of the AOCI related to the sold entities.

Voya Financial	Page 14 of 50

DAC/VOBA Segment Trends

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Wealth Solutions
Balance as of Beginning-of-Period	456	207	264	489	1,004	207	667
Deferrals of commissions and expenses	17	16	19	16	17	33	32
Amortization	(23)	(25)	(20)	(35)	(29)	(48)	(52)
Unlocking	27	(17)	35	(154)	38	10	16
Change in unrealized capital gains/losses (1)	(144)	274	(91)	(52)	(541)	130	(174)
Balance as of End-of-Period	332	456	207	264	489	332	489
Deferred Sales Inducements as of End-of-Period (2)	24	26	25	26	27	24	27
Other (3)
Balance as of Beginning-of-Period	142	134	126	125	129	134	118
Deferrals of commissions and expenses	11	9	9	11	10	20	21
Amortization	(10)	(9)	(12)	(7)	(6)	(19)	(12)
Unlocking	—	—	—	—	—	—	—
Change in unrealized capital gains/losses (1)	—	7	12	(3)	(8)	7	(2)
Balance as of End-of-Period	143	142	134	126	125	143	125
Total
Balance as of Beginning-of-Period	598	341	390	614	1,133	341	785
Deferrals of commissions and expenses	28	25	28	27	27	53	53
Amortization	(33)	(34)	(32)	(42)	(35)	(67)	(64)
Unlocking	27	(17)	35	(154)	38	10	16
Change in unrealized capital gains/losses (1)	(144)	281	(79)	(55)	(549)	137	(176)
Balance as of End-of-Period, excluding businesses to be exited through reinsurance or divestment	475	598	341	390	614	475	614
Balance as of End-of-Period, businesses to be exited through reinsurance or divestment (4)	971	994	1,169	1,178	1,353	971	1,353
Balance as of End-of-Period, including businesses to be exited through reinsurance or divestment	1,446	1,592	1,510	1,568	1,967	1,446	1,967

(1) Includes insignificant amounts related to the adoption of a new accounting standard (CECL) in Q1 '20.
(2) Deferred sales inducements in other segments are insignificant.
(3) Primarily includes Health Solutions.
(4) Includes DAC and VOBA related to businesses ceded through reinsurance and an insignificant number of Individual Life and non-Wealth Solutions annuities policies that were not part of the divested businesses.

Voya Financial	Page 15 of 50

Consolidated Capital Structure

	Balances as of
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Financial Debt
Senior bonds	1,869	1,868	1,943	1,943	1,943
Subordinated bonds	1,098	1,098	1,098	1,097	1,097
Other debt	3	4	4	4	4
Total Financial Debt	2,970	2,970	3,045	3,044	3,044
Other financial obligations (1)	381	434	485	519	565
Total Financial Obligations	3,351	3,404	3,530	3,563	3,609

Equity (8)
Preferred equity (2)	612	612	612	612	612
Common equity (Excluding AOCI)	5,319	5,409	4,600	4,496	4,831
Total Equity (Excluding AOCI) (3)	5,931	6,021	5,212	5,108	5,443
Accumulated other comprehensive income (AOCI)	2,431	1,910	4,898	4,403	4,039
Total Voya Financial, Inc. Shareholders' Equity	8,362	7,931	10,110	9,511	9,482
Noncontrolling interest	1,413	1,068	1,068	988	741
Total Shareholders' Equity	9,775	8,999	11,178	10,499	10,223

Capital (8)
Capitalization (4)	11,332	10,901	13,155	12,555	12,526
Adjusted Capitalization (5)	13,126	12,403	14,708	14,062	13,832

Debt to Capital (8)
Debt to Capital (6)	26.2%	27.2%	23.1%	24.2%	24.3%
Financial leverage ratio (3)(7)	30.2%	32.4%	28.2%	29.7%	30.5%

(1) Includes operating leases, capital leases, and unfunded pension plan after-tax.
(2) Includes Preferred stock par value and additional paid-in-capital.
(3) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer to the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 37 of this document.

(4) Includes Total Financial Debt and Total Voya Financial Inc. Shareholders' Equity.
(5) This measure is a Non-GAAP financial measure. Includes Total Financial Obligations and Total Shareholders' Equity.
(6) Total Financial Debt divided by Capitalization.
(7) Total Financial Obligations and Preferred equity divided by Adjusted Capitalization.
(8) First quarter 2021 results include impacts related to the close of the Individual Life Transaction for both the sold entities and the businesses that were ceded: Common Equity (Excluding AOCI) includes the investment gains, net of related intangible amortization and charges, due to the transfer of assets to the comfort trust; AOCI includes the reduction in unrealized gains and related intangible amortization and charges related to the transfer of assets to the comfort trust as well as the release of the AOCI related to the sold entities.

Voya Financial	Page 16 of 50

Consolidated Assets Under Management, Assets Under Administration and Advisement

As of June 30, 2021
(in millions USD)	General Account	Separate Account	Institutional/Mutual Funds	Total AUM - Assets Under Management(2)	AUA - Assets Under Administration & Advisement(3)	Total AUM and AUA(2)

Wealth Solutions(1)	33,212	92,471	78,334	204,017	323,818	527,835
Investment Management	38,425	30,509	184,504	253,438	61,893	315,331
Health Solutions	1,888	17	—	1,905	—	1,905
Eliminations/Other	(35,100)	(25,899)	(11,665)	(72,664)	(51,242)	(123,906)
Total AUM and AUA(2)	38,425	97,098	251,173	386,696	334,469	721,165

(1) Includes wrapped funds as well as unwrapped Voya-managed funds. The June 30, 2021 AUA balance reflects approximately a $38 billion reduction in assets related to the sale of our Financial Planning Channel on June 9, 2021.

(2) Includes AUM balances related to businesses that have been exited through reinsurance or divestments, for which a substantial portion of the assets is still being managed by the Investment Management segment and reported as part of that segment’s Institutional/Mutual Funds AUM.

(3) AUA includes Assets Under Advisement. Wealth Solutions Assets under Administration and Advisement includes Recordkeeping, Stable Value investment-only wrap, Brokerage and Investment Advisory assets. Investment Management Assets under Administration and Advisement includes Mutual Fund, Institutional, Stable Value and General Account assets where only advisement, administrative or ancillary services are performed.

Wealth Solutions

Voya Financial	Page 18 of 50

Wealth Solutions Sources of Normalized Adjusted Operating Earnings and Key Metrics

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Sources of operating earnings before income taxes:
Gross investment income (normalized)	391	398	408	399	398	789	789
Investment expenses	(20)	(20)	(20)	(19)	(19)	(40)	(38)
Credited interest	(218)	(216)	(235)	(233)	(232)	(435)	(463)
Net margin	153	162	153	147	147	314	288
Other investment income (normalized) (1)	52	44	39	41	44	96	93
Investment spread and other investment income (normalized)	205	205	192	188	191	410	381
Full service fee based revenue	165	156	150	140	122	321	255
Recordkeeping and Other fee based revenue	122	125	125	112	99	247	212
Total fee based margin	287	281	275	251	220	568	466
Net underwriting gain (loss) and other revenue	(5)	(4)	(5)	(4)	(2)	(9)	(5)
Administrative expenses	(212)	(219)	(210)	(198)	(216)	(431)	(444)
Net Commissions	(63)	(61)	(58)	(57)	(53)	(124)	(105)
DAC/VOBA and other intangibles amortization, excluding unlocking	(31)	(30)	(30)	(29)	(21)	(62)	(41)
Normalized adjusted operating earnings before income taxes	181	171	164	152	120	352	253
Prepayment fees and alternative investment income above (below) long-term expectations	96	81	64	45	(92)	177	(85)
DAC/VOBA and other intangibles unlocking (2)	18	2	30	(172)	9	21	(8)
Adjusted operating earnings before income taxes (3)	295	255	258	25	37	550	160
Adjusted Return on Capital (4)	20.9%	15.5%	13.0%	11.8%	10.9%	20.9%	10.9%
Full Service Revenue (5)
Full Service Investment Spread and other investment income	287	275	240	218	97	562	284
Full Service Fee Based Revenue	165	156	150	140	122	321	255
Total Full Service Revenue	452	431	390	358	219	883	539
Client Assets
Spread Based	33,212	33,397	34,712	34,382	33,616	33,212	33,616
Fee Based	424,664	399,971	379,840	346,516	305,107	424,664	305,107
Retail Client Assets (6)	28,058	64,575	62,842	59,739	57,783	28,058	57,783
Defined Contribution Investment-only Stable Value	41,901	42,441	42,864	41,909	40,784	41,901	40,784
Total Client Assets	527,835	540,383	520,258	482,546	437,290	527,835	437,290

(1) Includes investment income on assets backing surplus and income from policy loans.
(2) Includes $10 million reserve adjustment related to loss recognition in Q3 2020.
(3) For a reconciliation to the adjusted operating earnings presentation on page 11, see page 42 in the Reconciliation section of this document.
(4) Adjusted Return on Capital calculated using trailing twelve months.
(5) Excludes Net underwriting gain (loss) and other revenue.
(6) The June 30, 2021 balance for Retail Client Assets reflects approximately a $38 billion reduction in assets related to the sale of our Financial Planning Channel on June 9, 2021.

Voya Financial	Page 19 of 50

Wealth Solutions Client Assets Rollforward by Product Group

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Full service - Corporate markets
Client Assets, beginning of period	89,999	86,581	77,915	72,658	62,562	86,581	73,497
Transfers / Single deposits	1,164	1,915	1,612	1,605	821	3,078	2,000
Recurring deposits	1,994	2,227	1,721	1,714	1,689	4,221	3,748
Total Deposits	3,157	4,142	3,333	3,319	2,510	7,299	5,748
Surrenders, benefits, and product charges	(2,969)	(3,458)	(3,226)	(2,386)	(1,895)	(6,427)	(4,856)
Net Flows	188	683	108	933	616	871	893
Interest credited and investment performance	5,150	2,734	8,559	4,324	9,481	7,884	(1,731)
Client Assets, end of period - Corporate markets	95,336	89,999	86,581	77,915	72,658	95,336	72,658

Full service - Tax-exempt markets
Client Assets, beginning of period	81,180	78,831	74,753	68,926	62,504	78,831	70,109
Transfers / Single deposits	493	1,038	429	3,059	520	1,531	838
Recurring deposits	964	995	955	921	962	1,959	2,001
Total Deposits	1,457	2,033	1,384	3,980	1,482	3,490	2,839
Surrenders, benefits, and product charges	(1,407)	(1,848)	(3,820)	(1,383)	(2,025)	(3,255)	(3,330)
Net Flows	50	185	(2,436)	2,597	(543)	235	(491)
Interest credited and investment performance	3,948	2,164	6,514	3,231	6,965	6,112	(692)
Client Assets, end of period - Tax-exempt markets	85,179	81,180	78,831	74,753	68,926	85,179	68,926

Full Service - Total
Client Assets, beginning of period	171,179	165,412	152,668	141,584	125,066	165,412	143,606
Transfers / Single deposits	1,657	2,953	2,041	4,664	1,341	4,609	2,838
Recurring deposits	2,958	3,222	2,676	2,635	2,651	6,180	5,749
Total Deposits	4,614	6,175	4,717	7,299	3,992	10,789	8,587
Surrenders, benefits, and product charges	(4,376)	(5,306)	(7,046)	(3,769)	(3,920)	(9,682)	(8,186)
Net Flows	238	868	(2,328)	3,530	73	1,106	402
Interest credited and investment performance	9,098	4,898	15,073	7,555	16,446	13,996	(2,423)
Client Assets, end of period - Full Service Total	180,515	171,179	165,412	152,668	141,584	180,515	141,584

Full Service - Client Assets
Fee-based	147,835	138,326	132,531	120,121	109,748	147,835	109,748
Spread-based	32,679	32,853	32,881	32,547	31,836	32,679	31,836
Client Assets, end of period - Full Service Total	180,515	171,179	165,412	152,668	141,584	180,515	141,584

Voya Financial	Page 20 of 50

Wealth Solutions Client Assets Rollforward by Product Group

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Recordkeeping
Client Assets, beginning of period	261,645	247,309	226,396	195,361	166,649	247,309	195,154
Transfers / Single deposits	1,256	5,725	1,795	22,627	4,998	6,981	7,343
Recurring deposits	4,113	4,660	3,643	3,349	3,631	8,773	7,992
Total Deposits	5,369	10,385	5,439	25,976	8,629	15,754	15,335
Surrenders, benefits, and product charges	(6,124)	(6,860)	(7,384)	(5,519)	(4,173)	(12,984)	(9,350)
Net Flows	(755)	3,525	(1,945)	20,457	4,456	2,770	5,985
Interest credited and investment performance	15,939	10,811	22,858	10,578	24,256	26,750	(5,778)
Client Assets, end of period - Recordkeeping	276,829	261,645	247,309	226,396	195,361	276,829	195,361

Total Defined Contribution (1)
Client Assets, beginning of period	432,823	412,721	379,063	336,943	291,713	412,721	338,758
Transfers / Single deposits	2,912	8,677	3,836	27,291	6,340	11,589	10,183
Recurring deposits	7,071	7,882	6,320	5,984	6,282	14,953	13,740
Total Deposits	9,983	16,559	10,156	33,275	12,622	26,542	23,923
Surrenders, benefits, and product charges	(10,500)	(12,167)	(14,429)	(9,288)	(8,093)	(22,667)	(17,536)
Net Flows	(517)	4,392	(4,273)	23,987	4,529	3,875	6,387
Interest credited and investment performance	25,037	15,710	37,931	18,133	40,701	40,747	(8,202)
Client Assets, end of period - Total Defined Contribution	457,343	432,823	412,721	379,063	336,943	457,343	336,943

Defined Contribution Investment-only Stable Value (SV) (2)
Assets, beginning of period	42,442	42,864	41,908	40,784	39,807	42,864	36,374
Transfers / Single deposits	133	630	1,653	1,008	736	763	3,455
Recurring deposits	114	173	211	205	209	287	997
Total Deposits	247	803	1,864	1,213	945	1,050	4,452
Surrenders, benefits, and product charges	(749)	(959)	(1,103)	(639)	(583)	(1,708)	(1,496)
Net Flows	(502)	(156)	761	574	362	(658)	2,956
Interest credited and investment performance	(38)	(266)	195	550	615	(304)	1,454
Assets, end of period - Defined Contribution Investment-only SV	41,902	42,442	42,864	41,908	40,784	41,902	40,784

Retail Client Assets (3)	28,064	64,581	62,848	59,745	57,789	28,064	57,789

Other Assets (4)	527	538	1,825	1,828	1,774	527	1,774

Total Client Assets	527,835	540,383	520,258	482,546	437,290	527,835	437,290

(1) Total of Full Service and Recordkeeping
(2) Includes Stable Value Investment-only Wrap and Stable Value Separate Accounts.
(3) Includes assets of our Retail Wealth Management business, as well as assets in a proprietary IRA mutual fund product that is distributed by both VFA (affiliated) and non-affiliated advisors. The reduction in the June 30, 2021 balance reflects approximately a $38 billion reduction in assets related to the sale of our Financial Planning Channel on June 9, 2021.

(4) Includes other guaranteed payout products.

Investment Management

Voya Financial	Page 22 of 50

Investment Management Sources of Normalized Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Sources of operating earnings before income taxes:
Investment capital and other investment income (normalized)	7	6	6	5	6	13	12
Fee based margin(1)	165	162	217	157	150	327	312
Administrative expenses(2)	(127)	(137)	(145)	(126)	(109)	(264)	(235)
Normalized adjusted operating earnings before income taxes	45	30	78	36	46	76	88
Prepayment fees and alternative investment income above (below) long-term expectations	20	22	12	11	(27)	42	(29)
Adjusted operating earnings before income taxes(3)	66	52	90	47	20	118	59

Fee based margin(1)
Investment advisory and administrative revenue	163	158	160	154	148	321	304
Other fee based margin	2	4	57	3	2	6	8
Fee based margin (normalized)	165	162	217	157	150	327	312

(1) Includes mutual fund third party distribution revenues which are reported net of distribution expenses, consistent with the U.S. GAAP presentation.
(2) Includes expenses attributable to investment capital results above (below) long-term expectations.
(3) For a reconciliation to the adjusted operating earnings presentation on page 11, see page 43 in the Reconciliation section of this document.

Voya Financial	Page 23 of 50

Investment Management Analysis of AUM and AUA

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Client Assets:
External Clients
Institutional	138,005	134,460	111,964	110,019	105,573	138,005	105,573
Retail	77,007	75,382	75,116	70,367	67,359	77,007	67,359
Subtotal External Clients	215,013	209,842	187,080	180,385	172,932	215,013	172,932
General Account	38,425	38,708	58,421	57,815	56,997	38,425	56,997
Total Client Assets (AUM)	253,438	248,550	245,501	238,200	229,929	253,438	229,929
Assets under Advisement and Administration (AUA)	61,893	60,930	56,179	53,241	51,971	61,893	51,971
Total AUM and AUA	315,331	309,480	301,680	291,441	281,900	315,331	281,900

Investment Advisory and Administrative Revenues (1)
External Clients
Institutional	80	79	72	69	65	159	131
Retail	57	53	54	51	50	110	107
Subtotal External Clients	137	132	126	121	115	269	238
General Account	21	21	29	29	29	42	58
Total Investment Advisory and Administrative Revenues (AUM)	158	153	155	150	144	311	296
Administration Only Fees	5	5	5	4	4	10	9
Total Investment Advisory and Administrative Revenues	163	158	160	154	148	321	304

Revenue Yield (bps) (1)
External Clients
Institutional	23.5	23.2	26.0	25.6	25.7	23.3	26.4
Retail	29.6	28.4	30.1	29.9	30.9	29.0	31.8
Revenue Yield on External Clients	25.7	25.1	27.6	27.3	27.7	25.4	28.6
General Account	21.3	21.9	20.2	20.5	20.4	21.6	20.3
Revenue Yield on Client Assets (AUM)	25.0	24.6	25.8	25.6	25.9	24.8	26.5
Revenue Yield on Advisement and Administrative Only Assets (AUA)	3.5	3.5	3.7	3.5	3.3	3.5	3.8
Total Revenue Yield on AUM and AUA (bps)	20.8	20.5	21.8	21.6	21.7	20.6	22.4

Revenue Yield on Client Assets (AUM) - trailing twelve months	25.3	25.3	26.1	26.5	27.3	25.3	27.3

(1) Investment Advisory and Administrative Revenues and resulting Revenue Yields exclude any performance fees.

Voya Financial	Page 24 of 50

Investment Management Account Rollforward by Source

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Institutional AUM:
Beginning of period AUM	134,460	111,964	110,019	105,573	93,662	111,964	94,424
Inflows	4,089	3,414	4,177	5,046	9,710	7,503	12,877
Outflows	(3,421)	(3,419)	(4,195)	(3,106)	(2,445)	(6,840)	(4,758)
Subtotal Investment Management Sourced Institutional Net Flows (1)	668	(5)	(18)	1,941	7,265	663	8,119
Affiliate Sourced Institutional Inflows	414	632	864	600	694	1,046	2,368
Affiliate Sourced Institutional Outflows	(643)	(755)	(1,409)	(524)	(631)	(1,398)	(1,326)
Subtotal Affiliate Sourced Net Flows	(228)	(123)	(545)	76	63	(352)	1,042
Net flows- Institutional AUM (1)	440	(128)	(563)	2,016	7,327	312	9,161
Net Money Market Flows	—	—	—	55	—	—	—
Change in Market Value	3,395	(2,561)	3,331	2,579	4,797	834	952
Other (Including Acquisitions / Divestitures) (2)	(290)	25,185	(823)	(204)	(214)	24,895	1,036
End of period AUM- Institutional	138,005	134,460	111,964	110,019	105,573	138,005	105,573
Organic Growth (Net Flows/Beginning of period AUM) (1)	0.3%	-0.1%	-0.5%	1.7%	7.8%	0.3%	9.7%
Market Growth %	2.5%	-2.3%	3.0%	2.4%	5.1%	0.7%	1.0%
Retail AUM:
Beginning of period AUM	75,382	75,116	70,367	67,359	60,168	75,116	72,398
Inflows	1,636	2,215	1,861	1,958	1,892	3,851	4,592
Outflows	(1,404)	(2,102)	(1,605)	(1,589)	(1,923)	(3,506)	(4,919)
Sub-advised Retail Net Flows	(2)	(1)	(5)	(21)	(12)	(3)	(160)
Subtotal Investment Management Sourced Retail Net Flows	230	113	251	348	(43)	343	(487)
Affiliate Sourced Retail Inflows	515	737	501	623	559	1,252	1,329
Affiliate Sourced Retail Outflows	(936)	(1,102)	(1,804)	(962)	(804)	(2,038)	(2,039)
Subtotal Affiliate Sourced Retail Net Flows (3)	(422)	(365)	(1,303)	(339)	(245)	(786)	(710)
Net Flows from Divested Businesses	(710)	(795)	(679)	(605)	(520)	(1,505)	(1,222)
Net flows- Retail AUM	(901)	(1,047)	(1,731)	(596)	(808)	(1,948)	(2,419)
Net Money Market Flows	(101)	(157)	(1)	32	2	(258)	322
Change in Market Value	4,047	1,604	6,522	3,632	8,300	5,651	(1,777)
Other (Including Acquisitions / Divestitures)	(1,419)	(134)	(41)	(61)	(303)	(1,553)	(1,165)
End of period AUM- Retail	77,008	75,382	75,116	70,367	67,359	77,008	67,359
Retail Organic Growth excluding Net Flows from Divested Businesses and Sub-advisor Replacements (Net Flows / Beginning of period AUM)	-0.3%	-0.3%	-1.5%	—%	-0.5%	-0.6%	-1.7%
Market Growth %	5.4%	2.1%	9.3%	5.4%	13.8%	7.5%	-2.5%

Total Investment Management Sourced Net Flows (1)	899	107	233	2,289	7,221	1,006	7,631
Affiliate Sourced Net Flows (3)	(650)	(487)	(1,847)	(264)	(182)	(1,137)	333
Net Flows from Divested Businesses	(710)	(795)	(679)	(605)	(520)	(1,505)	(1,222)
Total Net Flows (1)	(461)	(1,175)	(2,293)	1,420	6,519	(1,636)	6,742
Net Flows excluding Net Flows from Divested Businesses and Sub-advisor Replacements (1)	249	(380)	(1,614)	2,025	7,040	(131)	7,964
Total External Clients Organic Growth (Net Flows excluding Divested Businesses and Sub-advisor Replacement / Beginning period AUM) (1)	0.1%	-0.2%	-0.9%	1.2%	4.6%	-0.1%	4.8%

(1) Starting Q1 2021, amounts exclude liquidity related cash flow activities. Historical periods presented have been revised to conform with this presentational change.
(2) Starting Q1 2021, amounts include liquidity related cash flow activities. Historical periods presented have been revised to conform with this presentational change.
(3) Includes Wealth Solutions distribution of Voya Investment Management retail funds.

Voya Financial	Page 25 of 50

Investment Management Account Value by Asset Type

	Balances as of
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Institutional
Equity	24,693	23,485	23,576	22,197	20,415
Fixed Income	113,312	110,975	88,388	87,822	85,158
Real Estate	—	—	—	—	—
Money Market	—	—	—	—	—
Total	138,005	134,460	111,964	110,019	105,573
Retail
Equity	47,518	45,935	45,310	41,285	39,667
Fixed Income	27,929	27,789	28,005	27,309	25,942
Real Estate	—	—	—	—	—
Money Market	1,560	1,658	1,801	1,773	1,750
Total	77,007	75,382	75,116	70,367	67,359
General Account
Equity	425	418	320	451	314
Fixed Income	37,253	37,522	56,855	56,254	55,505
Real Estate	—	—	—	—	—
Money Market	748	767	1,246	1,110	1,178
Total	38,425	38,707	58,421	57,815	56,997
Combined Asset Type
Equity	72,636	69,838	69,205	63,933	60,396
Fixed Income	178,495	176,287	173,249	171,384	166,605
Real Estate	—	—	—	—	—
Money Market	2,308	2,425	3,047	2,883	2,928
Total	253,438	248,550	245,501	238,200	229,929

Total Specialty Assets	73,729	73,013	73,279	72,064	69,973
% of Specialty Assets / Total AUM	29.1%	29.4%	29.9%	30.3%	30.4%

Total Wealth Assets	113,309	109,498	109,592	105,757	101,306
% of Wealth Assets / Total AUM	44.7%	44.1%	44.6%	44.4%	44.1%

Health Solutions

Voya Financial	Page 27 of 50

Health Solutions Sources of Normalized Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Sources of operating earnings before income taxes:
Gross investment income (normalized)	21	22	23	23	24	43	46
Investment expenses	(1)	(1)	(1)	(1)	(1)	(2)	(2)
Credited interest	(14)	(14)	(13)	(14)	(14)	(28)	(28)
Net margin	7	8	9	8	9	15	16
Other investment income (normalized)	9	8	4	6	4	17	11
Investment spread and other investment income (normalized)	16	16	13	14	13	33	27
Net underwriting gain (loss) and other revenue	162	137	143	149	145	299	308
Administrative expenses	(76)	(74)	(67)	(66)	(66)	(150)	(135)
Net commissions	(44)	(42)	(42)	(41)	(42)	(86)	(85)
DAC/VOBA and other intangibles amortization, excluding unlocking	(6)	(6)	(4)	(6)	(4)	(13)	(9)
Normalized adjusted operating earnings before income taxes	52	31	43	51	46	83	106
Prepayment fees and alternative investment income above (below) long-term expectations	11	6	7	6	(10)	18	(9)
DAC/VOBA and other intangibles unlocking	—	—	—	—	—	—	—
Adjusted operating earnings before income taxes (1)	63	37	50	56	36	100	98
Adjusted Return on Capital (2)	31.4%	26.8%	30.2%	31.0%	31.7%	31.4%	31.7%

Group life:
Premiums	135	136	132	133	133	271	263
Benefits	(119)	(137)	(109)	(109)	(112)	(256)	(214)
Other (3)	(1)	(7)	(3)	(1)	(2)	(8)	(3)
Total Group life	15	(8)	20	23	19	7	46
Group Life Loss Ratio (Interest adjusted)	88.2%	100.7%	82.3%	81.9%	83.8%	94.5%	81.0%
Group stop loss:
Premiums	295	291	264	268	266	586	530
Benefits	(231)	(220)	(210)	(214)	(208)	(451)	(401)
Other (3)	(1)	(2)	(1)	(1)	(1)	(3)	(2)
Total Group stop loss	63	69	53	53	57	132	127
Stop loss Loss Ratio	78.2%	75.6%	79.6%	79.8%	78.1%	76.9%	75.7%
Voluntary Benefits, Disability, and Other	83	76	70	73	66	159	133

Net underwriting gain (loss) and other revenue
Premiums	562	561	512	516	519	1,123	1,034
Benefits	(400)	(413)	(364)	(364)	(374)	(813)	(723)
Other (3)	—	(10)	(5)	(2)	(3)	(10)	(5)
Total Net underwriting gain (loss) and other revenue	162	137	143	149	145	299	308
Total Aggregate Loss Ratio (2)	71.6%	71.8%	70.4%	69.7%	69.3%	71.6%	69.3%

(1) For a reconciliation to the adjusted operating earnings presentation on page 11, see page 43 in the Reconciliation section of this document.
(2) Adjusted Return on Capital and Total Aggregate Loss Ratio are calculated using Trailing twelve months.
(3) Includes service fees, dividends, interest expenses, and other miscellaneous expenses. The Loss Ratio calculation does not include Other.

Voya Financial	Page 28 of 50

Health Solutions Key Metrics

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Sales by Product Line:
Group life and Disability	21	60	6	11	21	81	102
Stop loss	20	297	15	35	17	317	258
Voluntary	29	81	5	8	41	110	121
Total sales by product line	70	438	26	54	79	508	481

Total gross premiums and deposits	602	607	557	554	563	1,209	1,123

Annualized In-force Premiums by Product Line:
Group life and Disability	749	730	714	702	716	749	716
Stop loss	1,191	1,182	1,096	1,091	1,075	1,191	1,075
Voluntary	550	554	472	474	477	550	477
Total annualized in-force premiums	2,490	2,466	2,282	2,267	2,268	2,490	2,268

Assets Under Management by Fund Group
General account	1,888	1,817	1,821	1,864	1,856	1,888	1,856
Separate account	17	17	16	15	14	17	14
Total AUM	1,905	1,834	1,837	1,879	1,870	1,905	1,870

Corporate

Voya Financial	Page 30 of 50

Corporate Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Interest expense (excluding Preferred stock dividends)(1)	(41)	(42)	(44)	(43)	(44)	(83)	(87)
Preferred stock dividends	(4)	(14)	(4)	(14)	(4)	(18)	(18)
Amortization of intangibles	(2)	(2)	(2)	(6)	(8)	(4)	(17)
Stranded costs net of TSA revenue(2)	(8)	(13)	—	—	—	(21)	—
Other	(16)	—	(9)	9	13	(16)	24
Normalized adjusted operating earnings before income taxes	(71)	(71)	(59)	(54)	(43)	(142)	(98)
Individual Life transaction, stranded costs, pre-close(2)	—	—	(35)	(34)	(32)	—	(68)
Adjusted operating earnings before income taxes	(71)	(71)	(94)	(88)	(75)	(142)	(166)

(1) Includes interest expense related to intercompany loans and other operating expenses related to financing agreements.
(2) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment were excluded for normalized adjusted operating earnings;  for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from TSAs are reported in normalized adjusted operating earnings.

Administrative Expenses

Voya Financial	Page 32 of 50
Administrative Expenses

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Wealth Solutions	(212)	(219)	(210)	(198)	(216)	(431)	(444)
Investment Management	(127)	(137)	(145)	(126)	(109)	(264)	(235)
Health Solutions	(76)	(74)	(67)	(66)	(66)	(150)	(135)
Stranded costs net of TSA revenue(1)	(8)	(13)	—	—	—	(21)	—
Total Administrative Expenses(2)	(423)	(443)	(422)	(390)	(391)	(866)	(814)

(1) Includes Stranded Costs, net of associated TSA revenue, subsequent to the closing of the Individual Life Transaction.
(2) Excludes certain expenses reported in Corporate related to changes in incentive compensation accruals above (below) target performance, pension, and certain corporate expenses that are either short duration projects or expenses not expected to recur at the same level.

Investment Information

Voya Financial	Page 34 of 50
Portfolio Results GAAP Book Value, Gross Investment Income, and Earned Rate by Asset Class

	Three Months Ended or As of								Year-to-Date or As of
(in millions USD)	6/30/2021				3/31/2021				6/30/2021

Invested Assets
Book Values, Gross investment income and Earned rate(1)	Book Value	BV %	Gross Investment Income	Earned Rate (annualized)	Book Value	BV %	Gross Investment Income	Earned Rate (annualized)	Book Value	BV %	Gross Investment Income	Earned Rate (annualized)
Public corporate	13,168	33.0%	160	4.9%	13,093	32.0%	155	5.0%	13,168	33.0%	315	5.0%
Private credit	7,924	20.0%	89	4.5%	8,085	20.0%	94	4.6%	7,924	20.0%	183	4.5%
Securitized(2)(3)	9,834	24.0%	102	4.2%	9,904	24.0%	105	4.2%	9,834	24.0%	207	4.2%
Commercial mortgage loans	5,565	14.0%	57	4.1%	5,614	14.0%	57	4.2%	5,565	14.0%	114	4.2%
Municipals	885	2.0%	9	4.0%	848	2.0%	8	4.1%	885	2.0%	17	4.0%
Short-term / Treasury	783	2.0%	8	4.4%	781	2.0%	8	4.4%	783	2.0%	17	4.4%
Equity securities	426	1.0%	6	5.4%	416	1.0%	5	6.0%	426	1.0%	11	5.7%
Policy loans	413	1.0%	5	5.3%	424	1.0%	5	5.3%	413	1.0%	11	5.3%
Derivatives	(11)	—%	2	N/A	(11)	—%	3	N/A	(11)	—%	5	N/A
Book Values and Gross Investment Income before variable components	38,986	96.0%	438	4.6%	39,154	97.0%	441	4.7%	38,986	96.0%	879	4.6%

Book Values and Gross Investment Income on variable components
Limited partnership	1,510	4.0%	135	43.1%	1,287	3.0%	116	46.6%	1,510	4.0%	251	44.8%
Prepayment / Other fee income	N/A	N/A	16	0.2%	N/A	N/A	10	0.1%	N/A	N/A	26	0.1%
Book Values and Gross Investment Income (variable)	1,510	4.0%	151	N/A	1,287	3.0%	126	N/A	1,510	4.0%	277	N/A
Total Book Values and Gross Investment Income reflected in Adjusted Operating Earnings	40,496	100.0%	589	6.0%	40,441	100.0%	567	5.8%	40,496	100.0%	1,156	5.9%

(1) Table represents annualized yield for Voya's General Account assets. Investment results related to businesses exited through reinsurance or divestment, and other miscellaneous items are excluded.
(2) Includes operating investment income from CMO-B portfolio assets, including derivatives.
(3) For CMO-B securities subject to the fair value option, operating investment income is determined by applying the prospective cash flow yield. Other income attributable to market value changes are excluded.

Voya Financial	Page 35 of 50
Portfolio Results Statutory Carrying Values by Asset Class and NAIC Ratings

	Three Months Ended or As of (2)
(in millions USD)	3/31/2021		12/31/2020

Statutory Carrying Value(1)	Statutory Value	SV %	Statutory Value	SV %
Public corporate	13,227	33.0%	12,297	31.0%
Private credit	7,970	20.0%	8,226	21.0%
Securitized	9,675	24.0%	9,873	25.0%
Municipals	848	2.0%	814	2.0%
Short-term / Treasury	888	2.0%	889	2.0%
Total Fixed maturities	32,607	81.0%	32,100	82.0%
Commercial mortgage loans	5,613	14.0%	5,581	14.0%
Limited partnership	1,447	4.0%	1,183	3.0%
Equity securities	547	1.0%	356	1.0%
Total	40,213	100.0%	39,220	100.0%

NAIC Ratings
Fixed Maturities:
NAIC 1	16,394	50.3%	16,626	52.0%
NAIC 2	14,328	43.9%	13,676	43.0%
NAIC 3 and below	1,886	5.8%	1,798	6.0%
Total Fixed maturities	32,607	100.0%	32,100	100.0%

Commercial Mortgage Loans:
CML 1	4,826	86.0%	4,854	87.0%
CML 2	692	12.0%	676	12.0%
CML 3 and below	94	2.0%	51	1.0%
Total Commercial mortgage loans	5,613	100.0%	5,581	100.0%

(1) General Account Portfolio represents pro-forma statutory carrying value weights, post Life Transaction view, for Voya’s ongoing operating insurance companies (RLI, RNY, and VRIAC).
(2) Presented one quarter in arrears based on the timing of our statutory filings.

Voya Financial	Page 36 of 50
Alternative Investment Income

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Wealth Solutions
Average alternative investments	1,366	1,127	880	852	897	1,246	890
Alternative investment income	122	107	80	62	(66)	229	(35)
Investment Management
Average alternative investments	307	262	262	242	214	285	222
Alternative investment income	27	28	18	16	(22)	55	(19)
Health Solutions
Average alternative investments	152	85	100	100	100	119	97
Alternative investment income	14	8	9	7	(7)	22	(4)

Table above excludes alternative investments that are reflected in businesses exited or to be exited and in discontinued operations.

Reconciliations

Voya Financial	Page 38 of 50

Reconciliation of Consolidated Statements of Operations

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Revenues
Net investment income	656	714	825	800	586	1,370	1,284
Fee income	436	458	550	507	464	894	969
Premiums	516	(4,987)	597	604	607	(4,471)	1,215
Net realized capital gains (losses)	(37)	1,742	(61)	(70)	(1)	1,705	(234)
Other revenues	374	110	146	90	81	484	173
Income (loss) related to consolidated investment entities	558	6	167	140	(68)	564	(53)
Total revenues	2,503	(1,957)	2,224	2,071	1,669	546	3,354

Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(686)	4,190	(923)	(1,299)	(997)	3,504	(1,879)
Operating expenses	(706)	(602)	(741)	(630)	(643)	(1,308)	(1,283)
Net amortization of DAC/VOBA	(26)	(539)	(16)	(241)	(19)	(565)	(95)
Interest expense	(39)	(49)	(39)	(40)	(40)	(88)	(80)
Operating expenses related to consolidated investment entities	(18)	(5)	(10)	(6)	(12)	(23)	(15)
Total benefits and expenses	(1,475)	2,995	(1,729)	(2,216)	(1,711)	1,520	(3,352)
Income (loss) from continuing operations before income taxes	1,028	1,038	495	(145)	(42)	2,066	2
Less:
Net investment gains (losses) and related charges and adjustments	29	38	(41)	29	42	67	34
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	(5)	10	58	16	38	5	(51)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	247	725	46	(342)	(55)	971	(46)
Income (loss) attributable to noncontrolling interests	447	—	124	106	(79)	447	(73)
Income (loss) on early extinguishment of debt	—	(10)	—	—	—	(10)	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	—	2	—	—	—	—
Dividend payments made to preferred shareholders	4	14	4	14	4	18	18
Other adjustments	(46)	(11)	(2)	(8)	(9)	(57)	(31)
Adjusted operating earnings before income taxes	353	273	304	40	17	626	151

Voya Financial	Page 39 of 50

Reconciliation of Adjusted Operating Revenues

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Total revenues	2,503	(1,957)	2,224	2,071	1,669	546	3,354

Less:
Net realized investment gains (losses) and related charges and adjustments	(71)	32	(47)	27	41	(39)	33
Gain (loss) on change in fair value of derivatives related to guaranteed benefits	(5)	10	58	16	38	5	(52)
Revenues (losses) related to business exited or to be exited through reinsurance or divestment	296	(3,709)	419	399	332	(3,413)	676
Revenues (loss) attributable to noncontrolling interests	464	5	156	116	(66)	470	(57)
Other adjustments	205	109	99	80	99	315	132
Total adjusted operating revenues	1,614	1,595	1,539	1,434	1,225	3,209	2,622

Adjusted operating revenues by segment
Wealth Solutions	807	782	763	718	559	1,589	1,236
Investment Management	193	190	235	173	129	382	294
Health Solutions	591	600	540	541	530	1,190	1,074
Corporate	24	24	1	2	7	48	18
Total adjusted operating revenues	1,614	1,595	1,539	1,434	1,225	3,209	2,622

Voya Financial	Page 40 of 50

Reconciliation of Adjusted Operating Earnings - excluding Unlocking; Adjusted Return on Capital (1)

	Twelve Months Ended (1)
(in millions USD, unless otherwise indicated)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Wealth Solutions
Adjusted operating earnings before income taxes	833	575	443	347	440
Less:
DAC/VOBA and other intangibles unlocking	(122)	(131)	(149)	(189)	(46)
Adjusted Operating Earnings - excluding Unlocking before interest	955	706	592	536	486
Income tax expense	159	104	79	64	46
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	797	602	513	472	440

Adjusted Operating effective tax rate, excluding Unlocking (2)	17.4%	17.1%	16.1%	15.2%	-19.4%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	16.6%	14.8%	13.4%	11.9%	9.4%
Average Capital	3,817	3,875	3,937	3,993	4,054
Ending Capital	3,754	3,703	3,937	3,795	3,909
Adjusted Return on Capital	20.9%	15.5%	13.0%	11.8%	10.9%

Investment Management
Adjusted Operating Earnings - excluding Unlocking before interest	255	210	197	166	165
Income tax expense	54	44	41	35	35
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	201	166	156	131	130

Adjusted Operating effective tax rate, excluding Unlocking (2)	21.0%	21.0%	21.0%	21.0%	21.0%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	21.0%	21.0%	21.0%	21.0%	21.0%
Average Capital	360	347	332	321	315
Ending Capital	373	381	373	340	323
Adjusted Return on Capital	55.9%	47.7%	47.6%	40.7%	41.0%

(1) Due to rounding, trailing twelve month totals may not equal the sum of the quarters.
(2) We assume a 21% tax rate on segment Adjusted operating earnings, excluding unlocking, less the estimated benefit of the dividends received deduction in our Wealth Solutions segment.

Voya Financial	Page 41 of 50

Reconciliation of Adjusted Operating Earnings - excluding Unlocking; Adjusted Return on Capital (1)

	Twelve Months Ended (1)
(in millions USD, unless otherwise indicated)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Health Solutions
Adjusted operating earnings before income taxes	206	179	204	208	209
Less:
DAC/VOBA and other intangibles unlocking	—	—	—	—	—
Adjusted Operating Earnings - excluding Unlocking before interest	206	179	204	208	209
Income tax expense	43	38	43	44	44
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	163	141	161	164	165

Adjusted Operating effective tax rate, excluding Unlocking (2)	21.0%	21.0%	21.0%	21.0%	21.0%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	21.0%	21.0%	21.0%	21.0%	21.0%
Average Capital	519	529	533	546	522
Ending Capital	495	497	514	543	549
Adjusted Return on Capital	31.4%	26.8%	30.2%	31.0%	31.7%

(1) Due to rounding, trailing twelve month totals may not equal the sum of the quarters.
(2) We assume a 21% tax rate on segment Adjusted operating earnings, excluding unlocking, less the estimated benefit of the dividends received deduction in our Wealth Solutions segment.

Voya Financial	Page 42 of 50

Wealth Solutions Sources of Operating Earnings Reconciliation

	Page	Three Months Ended					Year-to-Date
(in millions USD)	Reference	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Net investment income and net realized gains (losses)	page 11/12	525	509	496	473	336	1,034	773
Reclass adjustments:
Credited Interest	page 18	(218)	(216)	(235)	(233)	(232)	(435)	(463)
Prepayment fees and alternative investment income above (below) long-term expectations	page 18	(96)	(81)	(64)	(45)	92	(177)	85
Other(1)		(6)	(7)	(5)	(7)	(5)	(12)	(14)
Investment spread and other investment income (normalized)	page 18	205	205	192	188	191	410	381

Fee income	page 11/12	262	252	242	222	197	514	413
Other revenue	page 11/12	20	21	24	23	20	41	42
Reclass adjustments:
Other(1)		5	8	9	6	3	13	11
Total fee based margin	page 18	287	281	275	251	220	568	466

Premiums	page 11/12	—	—	—	—	6	—	8
Interest credited and other benefits to contract owners/policyholders	page 11/12	(223)	(216)	(237)	(249)	(241)	(440)	(476)
Reclass adjustments:
Credited Interest	page 18	218	216	235	233	232	435	463
Loss Recognition	page 18	—	—	—	10	—	—	—
Other(1)		—	(4)	(3)	2	1	(4)	—
Net underwriting gain (loss) and other revenue	page 18	(5)	(4)	(5)	(4)	(2)	(9)	(5)

Operating expenses	page 11/12	(277)	(283)	(269)	(254)	(269)	(560)	(551)
Administration expenses and Net commissions	page 18	(275)	(280)	(268)	(255)	(269)	(555)	(549)

Net amortization of DAC/VOBA	page 11/12	(12)	(29)	1	(190)	(12)	(41)	(48)
Reclass adjustments:
DAC/VOBA and other intangibles unlocking	page 18	(18)	(2)	(30)	172	(9)	(21)	8
Loss Recognition	page 18	—	—	—	(10)	—	—	—
DAC/VOBA and other intangibles amortization, excluding unlocking	page 18	(31)	(30)	(30)	(29)	(21)	(62)	(41)

(1) Includes presentational reclasses primarily related to reinsurance and policy loans.

Voya Financial	Page 43 of 50

Investment Management and Health Solutions Sources of Operating Earnings Reconciliation

	Page	Three Months Ended					Year-to-Date
(in millions USD)	Reference	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Investment Management
Net investment income and net realized gains (losses)	page 11/12	27	28	18	16	(22)	55	(19)
Reclass adjustments:
Prepayment fees and alternative investment income above (below) long-term expectations	page 22	(20)	(22)	(12)	(11)	27	(42)	29
Investment spread and other investment income (normalized)	page 22	7	6	6	5	6	13	12

Fee income	page 11/12	163	158	160	154	148	321	305
Other revenue	page 11/12	3	3	57	4	3	6	8
Total fee based margin	page 22	165	162	217	157	150	327	312

Operating expenses	page 11/12	(127)	(137)	(145)	(126)	(109)	(264)	(235)
Administration expenses	page 22	(127)	(137)	(145)	(126)	(109)	(264)	(235)

Health Solutions
Net investment income and net realized gains (losses)	page 11/12	42	36	34	33	17	77	47
Reclass adjustments:
Credited Interest	page 27	(14)	(14)	(13)	(14)	(14)	(28)	(28)
Prepayment fees and alternative investment income above (below) long-term expectations	page 27	(11)	(6)	(7)	(6)	10	(18)	9
Investment spread and other investment income (normalized)	page 27	16	16	13	14	13	33	27

Fee income	page 11/12	15	15	15	15	16	31	31
Other revenue	page 11/12	(2)	(2)	(2)	(1)	(3)	(3)	(4)
Premiums	page 11/12	535	550	492	494	500	1,085	1,000
Interest credited and other benefits to contract owners/policyholders	page 11/12	(403)	(437)	(376)	(372)	(383)	(840)	(747)
Reclass adjustments:
Credited Interest	page 27	14	14	13	14	14	28	28
Net underwriting gain (loss) and other revenue	page 27	162	137	143	149	145	299	308

Operating expenses	page 11/12	(117)	(119)	(109)	(108)	(107)	(236)	(220)
Administration expenses and Net commissions	page 27	(120)	(116)	(109)	(107)	(108)	(236)	(220)

Net amortization of DAC/VOBA	page 11/12	(6)	(6)	(4)	(6)	(4)	(12)	(9)
DAC/VOBA and other intangibles amortization, excluding unlocking	page 27	(6)	(6)	(4)	(6)	(4)	(13)	(9)

Voya Financial	Page 44 of 50

Prepayments and Alternative Income Above (Below) Long-Term Expectations

	Three Months Ended					Twelve Months Ended
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Prepayments Above (Below) Long-term Expectations (1)
Wealth Solutions	5	(1)	4	2	(7)	10	—
Investment Management	—	—	—	—	—	—	—
Health Solutions	1	—	—	1	(1)	2	—
Total	6	(1)	4	3	(8)	12	—

Alternatives Above (Below) Long-term Expectations (1)
Wealth Solutions	91	82	59	43	(85)	275	(59)
Investment Management	20	22	12	11	(27)	65	(31)
Health Solutions	10	6	7	5	(9)	28	(6)
Total	121	110	78	59	(121)	368	(96)

Prepayments and Alternative Income Above (Below) Long-Term Expectations (1)
Wealth Solutions	96	81	64	45	(92)	286	(59)
Investment Management	20	22	12	11	(27)	65	(31)
Health Solutions	11	6	7	6	(10)	30	(6)
Total	127	109	83	61	(129)	381	(96)

(1) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis.

Voya Financial	Page 45 of 50

Reconciliation of Normalized Adjusted Operating Earnings and Earnings Per Common Share (Diluted)

	Three Months Ended
(in millions except per share in whole dollars)	6/30/2021			3/31/2021			12/31/2020			9/30/2020			6/30/2020
	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)

Income (loss) available to Voya Financial, Inc.'s common shareholders		459	3.53		1,086	8.29		257	1.94		(333)	(2.64)		(66)	(0.51)
Plus: Net income (loss) attributable to noncontrolling interest		447	3.43		—	—		124	0.93		106	0.84		(79)	(0.61)
Less: Preferred stock dividends		(4)	(0.03)		(14)	(0.11)		(4)	(0.03)		(14)	(0.11)		(4)	(0.03)
Less: Income (loss) from discontinued operations		(6)	(0.04)		14	0.10		(57)	(0.43)		(140)	(1.11)		(93)	(0.72)
Income (loss) from continuing operations	1,028	916	7.04	1,038	1,086	8.30	495	442	3.33	(145)	(73)	(0.58)	(42)	(48)	(0.37)
Less:
Net investment gains (losses) and related charges and adjustments	29	23	0.18	38	30	0.23	(41)	(32)	(0.24)	29	23	0.18	42	34	0.26
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	(5)	(4)	(0.03)	10	8	0.06	58	46	0.35	16	12	0.10	38	30	0.23
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	247	195	1.50	725	804	6.14	46	36	0.27	(342)	(270)	(2.09)	(55)	(43)	(0.34)
Net income (loss) attributable to noncontrolling interest	447	447	3.43	—	—	—	124	124	0.93	106	106	0.84	(79)	(79)	(0.61)
Income (loss) on early extinguishment of debt	—	—	—	(10)	(8)	(0.06)	—	—	—	—	—	—	—	—	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	—	—	—	—	—	2	2	0.01	—	—	—	—	—	—
Dividend payments made to preferred shareholders	4	4	0.03	14	14	0.11	4	4	0.03	14	14	0.11	4	4	0.03
Other adjustments	(46)	(35)	(0.27)	(11)	15	0.12	(2)	11	0.08	(8)	2	0.02	(9)	(13)	(0.10)
Adjustment due to antidilutive effect of net loss in the current period (2)	—	—	—	—	—	—	—	—	—	—	—	(0.03)	—	—	—
Adjusted operating earnings	353	287	2.20	273	223	1.70	304	251	1.90	40	39	0.30	17	20	0.15
Less:
DAC, VOBA and other intangibles unlocking	18	15	0.11	2	2	0.01	30	24	0.18	(172)	(136)	(1.05)	9	7	0.05
Prepayment fees and alternative investment income above (below) long-term expectations	127	101	0.77	109	86	0.66	83	66	0.49	61	48	0.37	(129)	(102)	(0.79)
Individual Life transaction stranded costs, pre-close	—	—	—	—	—	—	(35)	(28)	(0.21)	(34)	(27)	(0.21)	(32)	(25)	(0.20)
Normalized adjusted operating earnings	207	171	1.32	161	135	1.03	227	190	1.44	185	154	1.19	169	140	1.09

(1) Per share calculations are based on un-rounded numbers.
(2) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

Voya Financial	Page 46 of 50

Reconciliation of Normalized Adjusted Operating Earnings and Earnings Per Common Share (Diluted)

	Six months ended
(in millions except per share in whole dollars)	6/30/2021			6/30/2020
	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)

Income (loss) available to Voya Financial, Inc.'s common shareholders		1,545	11.84		(166)	(1.25)
Plus: Net income (loss) attributable to noncontrolling interest		447	3.42		(73)	(0.55)
Less: Preferred stock dividends		(18)	(0.14)		(18)	(0.14)
Less: Income (loss) from discontinued operations		8	0.06		(223)	(1.67)
Income (loss) from continuing operations	2,066	2,002	15.34	2	2	0.01
Less:
Net investment gains (losses) and related charges and adjustments	67	53	0.41	34	27	0.20
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	5	4	0.03	(52)	(41)	(0.31)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	971	998	7.65	(45)	(36)	(0.27)
Net income (loss) attributable to noncontrolling interest	447	447	3.42	(73)	(73)	(0.55)
Income (loss) on early extinguishment of debt	(10)	(8)	(0.06)	—	—	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	—	—	—	—	—
Dividend payments made to preferred shareholders	18	18	0.14	18	18	0.14
Other adjustments	(57)	(19)	(0.15)	(30)	(28)	(0.21)
Adjustment due to antidilutive effect of net loss in the current period (2)	—	—	—	—	—	—
Adjusted operating earnings	626	510	3.90	151	134	1.01
Less:
DAC, VOBA and other intangibles unlocking	21	16	0.13	(8)	(6)	(0.04)
Prepayment fees and alternative investment income above (below) long-term expectations	237	187	1.43	(122)	(97)	(0.73)
Individual Life transaction stranded costs, pre-close	—	—	—	(68)	(54)	(0.40)
Normalized adjusted operating earnings	368	306	2.35	349	291	2.19

(1) Per share calculations are based on un-rounded numbers.
(2) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

Voya Financial	Page 47 of 50

Reconciliation of Book Value Per Common Share, Excluding AOCI

	Three Months Ended or As of					Year-to-Date or As of
(in whole dollars)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Book value per common share, including AOCI	68.34	60.39	76.47	70.52	70.34	68.34	70.34
Per share impact of AOCI	(21.44)	(15.76)	(39.44)	(34.89)	(32.03)	(21.44)	(32.03)
Book value per common share, excluding AOCI	46.90	44.63	37.04	35.63	38.31	46.90	38.31

Debt to capital	26.2%	27.2%	23.1%	24.2%	24.3%	26.2%	24.3%
Capital impact of adding non-controlling interest	-5.4%	-6.4%	-1.9%	-2.0%	-1.5%	-5.4%	-1.5%
Impact of adding other financial obligations and treatment of preferred stock (1)	9.4%	11.6%	7.0%	7.5%	7.7%	9.4%	7.7%
Financial leverage ratio	30.2%	32.4%	28.2%	29.7%	30.5%	30.2%	30.5%

Reconciliation of shares used in Normalized adjusted operating earnings per common share (Diluted)
Weighted-average common shares outstanding - Basic	120.6	122.7	126.3	126.3	126.2	121.6	128.6
Dilutive effect of warrants	7.3	5.4	3.0	1.0	—	6.3	1.5
Other dilutive effects (2)	2.3	2.8	3.1	2.0	2.1	2.6	2.8
Weighted-average common shares outstanding - Diluted	130.2	130.9	132.4	126.3	128.3	130.5	132.9
Dilutive effect of the exercise or issuance of stock-based awards (3)	—	—	—	3.2	—	—	—
Weighted average common shares outstanding - Adjusted Diluted (3)	130.2	130.9	132.4	129.5	128.3	130.5	132.9

(1) Includes operating leases, capital leases, and unfunded pension plan after-tax and the impact of eliminating equity treatment for preferred stock.
(2) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.
(3) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

Voya Financial	Page 48 of 50

Reconciliation of Investment Management Normalized Adjusted Operating Margin, Excluding Investment Capital

	Three Months Ended			Twelve Months Ended
(in millions USD, unless otherwise indicated)	6/30/2021	3/31/2021	6/30/2020	6/30/2021	3/31/2021	6/30/2020

Adjusted operating revenues(1)	193	189	129	790	726	659
Adjusted operating expenses(2)	(127)	(137)	(109)	(535)	(517)	(494)
Adjusted operating earnings before income taxes(1)(2)	66	52	20	255	209	165
Adjusted operating margin	34.0%	27.5%	15.2%	32.3%	28.8%	24.9%

Adjusted operating revenues(1)	193	189	129	790	726	659
Less:
Investment Capital Results	27	28	(22)	89	40	(11)
Adjusted operating revenues excluding Investment Capital	166	161	151	701	686	670
Adjusted operating expenses(2)	(127)	(137)	(109)	(535)	(517)	(494)
Adjusted operating earnings excluding Investment Capital	39	24	42	166	169	176
Adjusted operating margin excluding Investment Capital	23.1%	15.0%	27.4%	23.7%	24.6%	26.0%

Adjusted operating revenues(1)	193	189	129	790	726	659
Less:
Investment Capital Results above (below) long-term expectations	20	22	(27)	65	18	(31)
Normalized adjusted operating revenues	173	167	156	725	708	690
Adjusted operating expenses(2)	(127)	(137)	(109)	(535)	(517)	(494)
Normalized adjusted operating earnings	45	30	46	189	190	194
Normalized adjusted operating margin	26.2%	18.0%	29.7%	26.2%	26.9%	28.2%

(1) Fee based margin includes mutual fund third party distribution revenues which are reported net of distribution expenses, consistent with the U.S. GAAP presentation.
(2) Includes expenses attributable to investment capital results above (below) long-term expectations.

Appendix

Voya Financial	Page 50 of 50

Adjusted Operating Earnings Notable Items

	Three Months Ended					Year-to-Date
(in millions USD)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Prepayment fees and alternative investment income above (below) long-term expectations(1)	127	109	83	61	(129)	237	(122)
Wealth Solutions DAC/VOBA and other intangibles unlocking	18	2	30	(172)	9	21	(8)
Individual Life transaction stranded costs, pre-close	—	—	(35)	(34)	(32)	—	(68)
Group Life Covid-19 claims(2)	(13)	(34)	(16)	(10)	(11)	(47)	(11)
Investment Management Performance fees above (below) expectations net of variable compensation	—	—	23	—	—	—	—
Other notable items(3)	(19)	(6)	(4)	9	(10)	(25)	(5)

(1) Refer to Prepayments and Alternative Income Above (Below) Long-Term Expectations on page 44 for more details.
(2) Historical periods presented have been revised to reflect updated claim information on the cause of death, there is no change to the total Group Life claims that were reported in prior periods.
(3) Includes variable compensation related to investment capital results above (below) long-term expectations, incentive compensation above (below) target performance, and other revenue, expense, or reserve adjustments not expected to recur at the same level.